UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2011

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of principal executive offices, including zip code)

(305) 714-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2011, Carrier Enterprise, LLC (“Carrier Enterprise”), a subsidiary of Watsco, Inc. (the “Registrant”), amended its secured credit agreement with Wells Fargo Bank, N.A., as administrative agent for the lenders thereunder (the “Credit Facility”), pursuant to which the aggregate amount of borrowings available to Carrier Enterprise under the Credit Facility was increased by $50.0 million, from $75.0 million to $125.0 million. Borrowings under the Credit Facility will be used by Carrier Enterprise for general corporate purposes, including working capital and permitted acquisitions. All other terms and conditions remain the same.

The foregoing description of the amendment is only a summary and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

See the disclosures set forth in Item 1.01 above, the contents of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of July 26, 2011, by and among Carrier Enterprise, LLC, as Borrower, the Lenders From Time to Time Party Thereto, Wells Fargo Bank, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner and JPMorgan Chase Bank, N.A. as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: July 29, 2011	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of July 26, 2011, by and among Carrier Enterprise, LLC, as Borrower, the Lenders From Time to Time Party Thereto, Wells Fargo Bank, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner and JPMorgan Chase Bank, N.A. as Syndication Agent.